EXHIBIT 99.25

TWC WIRELESS HOLDINGS I LLC

TWC WIRELESS HOLDINGS II LLC

TWC WIRELESS HOLDINGS III LLC

60 Columbus Circle

New York, New York 10023

August 29, 2012

Via Facsimile

Clearwire Corporation

1475 120th Avenue NE

Bellevue, Washington 98005

Attention: Chief Executive Officer

Facsimile: (425) 216-7776

Clearwire Corporation

1475 120th Avenue NE

Bellevue, Washington 98005

Attention: General Counsel

Facsimile: (425) 216-7776

Request Notice – Offering

Ladies and Gentlemen:

Pursuant to Section 3(c)(ii) and (d) of the Registration Rights Agreement, dated as of November 28, 2008 (“Registration Rights Agreement”), by and among Clearwire Corporation (the “Company”), TWC Wireless Holdings I LLC (“TWC I”), TWC Wireless Holdings II LLC (“TWC II”) and TWC Wireless Holdings III LLC (“TWC III”) and certain other shareholders of the Company party thereto, each of TWC I, TWC II and TWC III hereby advises the Company that it intends to effect a Takedown of and distribute by means of an underwriting all of the Company’s Common Stock held by each of TWC I, TWC II and TWC III under the Company’s registration statement on Form S-3 dated December 21, 2009, as supplemented. Such distribution would be effected following an exchange of all of the shares of Class B Common Stock together with all of the Class B Common Units held by each of TWC I, TWC II and TWC III into an equal number of shares of Class A Common Stock. Each of TWC I, TWC II and TWC III hereby requests that the Company distribute such information in a Request Notice to be provided to all other Holders pursuant to Section 3(c)(ii) and (d) of the Registration Rights Agreement. Further, each of TWC I, TWC II and TWC III hereby requests that the Company deliver a Request Notice relating to this proposed Takedown to all other Holders in accordance with Section 3(c)(ii) of the Registration Rights Agreement no later than the close of business on Thursday, August 30, 2012.

Capitalized terms not defined herein shall have the meanings assigned to them in the Registration Rights Agreement.

[Signature Page Follows.]

Very truly yours,

TWC WIRELESS HOLDINGS I LLC

By:	/s/ SATISH ADIGE
Name: Satish Adige
Title: Senior Vice President, Investments

TWC WIRELESS HOLDINGS II LLC

By:	/s/ SATISH ADIGE
Name: Satish Adige
Title: Senior Vice President, Investments

TWC WIRELESS HOLDINGS III LLC

By:	/s/ SATISH ADIGE
Name: Satish Adige
Title: Senior Vice President, Investments

Copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Matthew W. Abbott and John C. Kennedy

Facsimile: (212) 757-3990

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, New York 10022

Attention: Joshua N. Korff

Facsimile No.: (212) 446-6460

Davis Wright Tremaine LLP

1201 Third Avenue, Suite 2200

Seattle, Washington 98101

Attention: Sarah English Tune

Facsimile No.: (206) 757-7161

[Signature Page to TWC Request Notice]